Exhibit 10.7

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of January 18, 2011, is entered into between MIDLAND STATES BANCORP, INC., an Illinois corporation (the “Company”), and the RICHARD E. WORKMAN 2001 TRUST, an Illinois trust dated July 4, 2001 (the “Initial Holder”).

1.             DEFINITIONS.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  The grantor of a revocable trust shall be deemed to control such revocable trust.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banks in the State of Illinois are closed.

“Common Stock” means the common stock of the Company, $2.00 par value per share, or the common equity securities of any successor company to the Company into which the Common Stock is converted or for which it is exchanged a result of a merger, reincorporation or other transaction in which the Company is not the surviving entity.

“Company” has the meaning set forth in the introductory paragraph of this Agreement and shall include any successor of the Company.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC thereunder, as amended and in effect from time to time.

“Holder” means (i) the Initial Holder and (ii) any other Person who subsequently becomes a holder of Registrable Securities and a party to this Agreement in accordance with Section 6.

“Initial Holders” has the meaning set forth in the introductory paragraph of this Agreement.

“Initial Public Offering” means the first firm commitment Underwritten Offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

“Person” means a corporation, an association, a partnership, a business, an individual, a limited liability company, a governmental or political subdivision thereof or a governmental agency.

“Registrable Securities” means any shares of Common Stock (a) held by the Initial Holder at any time, including any shares of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock currently held by the Initial Holder; (b) issued or issuable upon the conversion of any shares of Series C Preferred Stock or Series D Preferred Stock acquired or that may be acquired by any Holder upon the exercise of a Warrant, or (c) issued or issuable with respect to any shares of Common Stock referred to in the preceding clauses (a) and (b) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities have been sold pursuant to such registration statement, (ii) such securities shall have been sold to the public pursuant to Rule 144, (iii) such securities shall have ceased to be outstanding, or (iv) such securities have been transferred in a transaction in which the transferor’s rights hereunder are not assigned to a transferee or transferees in accordance with Section 6 hereof.  For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion, exercise or otherwise, including successive exercises and conversions), whether or not such acquisition has actually been effected.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with its obligations under Section 2 hereof, including, without limitation, all SEC and any stock exchange registration, listing, filing or Financial Industry Regulatory Authority, Inc. fees; all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications); all messenger and delivery expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance; any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration; and the fees and disbursements of one counsel for the Holders, chosen by the Holders of a majority of the Registrable Securities included in any registration under Section 2.1 or 2.2, but excluding underwriting discounts and commissions and fees and disbursements of any additional counsel employed by any such Holder.

“Requisite Holders” means the holder or holders of 51% or more of the Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any other Federal agency that subsequently administers the Securities Act.

“Series C Preferred Stock” means the Series C 9% Non-Cumulative Perpetual Convertible Preferred Stock of the Company.

“Series C Warrant” means the Preferred Stock Purchase Warrant, dated December 31, 2010, pursuant to which the Company has granted the Initial Holder the right to purchase Series C Preferred Stock on the terms and conditions specified therein.

“Series D Preferred Stock” means the Series D 9% Non-Cumulative Perpetual Convertible Preferred Stock of the Company.

“Series D Warrant” means the Preferred Stock Purchase Warrant, dated December 31, 2010, pursuant to which the Company has granted the Initial Holder the right to purchase Series D Preferred Stock on the terms and conditions specified therein.

“Securities Act”  means the Securities Act of 1933, and the rules and regulations of the SEC thereunder, as amended and in effect from time to time.

“Underwritten Offering” means an offering and sale of Common Stock pursuant to an effective registration statement under the Securities Act in which the Common Stock is sold to an underwriter for offering and sale to the public.

“Warrants” means the Series C Warrant and the Series D Warrant.

2.             REGISTRATION UNDER SECURITIES ACT, ETC.

2.1.         Demand Registration Rights.

(a)           Request.  Upon the receipt of the written request of the Holder or Holders, requesting that the Company effect the registration under the Securities Act of a number of Registrable Securities that have, in the good faith opinion of the Company, an aggregate fair market value of at least $5 million and specifying the intended method of disposition thereof and whether or not such requested registration is to be an Underwritten Offering, the Company will promptly give written notice of such requested registration to all other Holders and thereupon, subject to Section 2.1(g), the Company will use its best efforts to effect the registration under the Securities Act of:

(i)            the Registrable Securities which the Company has been so requested to register by such Holders, and

(ii)           all other Registrable Securities which the Company has been requested to register by the Holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company, all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

(b)           Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Holders of a majority of the Registrable

Securities requested to be so registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration.

(c)           Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1 (whether or not such registration shall be effected).

(d)           Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or (iv) unless the holders of the Registrable Securities requested to be included in such registration are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration at a price reasonably satisfactory to the Holders of a majority of the Registrable Securities requested to be included in such registration.

(e)           Selection of Underwriters. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Holders of a majority of the Registrable Securities requested to be included in the registration, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.

(f)            Priority in Demand Registrations. No securities, other than Common Stock, shall be included in any offering of securities by the Company effected pursuant to Section 2.1 without the consent of the Holders of a majority of the Registrable Securities requested to be included in such registration.  If Registrable Securities registered pursuant to this Section 2.1 are to be sold in a firm commitment Underwritten Offering and the managing underwriter or underwriters shall advise the Holders in writing that, in their opinion, the total number or dollar amount of Registrable Securities and other Common Stock requested to be included in such offering (including, without limitation, Common Stock proposed to be included by other holders of Common Stock entitled to include Common Stock in such registration pursuant to piggyback registration rights) exceeds the number which can be sold in such offering within a price range acceptable to the Holders of a majority or more of the Registrable Securities requested to be included in such registration, then there shall be included in such firm commitment Underwritten Offering, the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities and other Common Stock shall be allocated as follows: (i) first, pro rata among the Holders on the basis of the percentage of Registrable Securities (on an as-converted basis, if applicable) requested to be included in such registration statement by such Holders; (ii) second, pro rata among any holders of piggyback registration rights (other than the Holders) on the basis of the percentage of the number of shares of Common Stock requested to be included in such Registration Statement by such holders; and (iii) third, shares of Common Stock to be sold for the Company’s account for which inclusion in such registration statement was requested by the Company.  For the avoidance of doubt, if the total number or dollar amount of Registrable Securities requested to be included in the registration statement pursuant to this Section 2.1 exceeds the maximum number or amount that the managing underwriter or underwriters believe can be sold without adversely affecting the success of such offering, no securities, other than Registrable Securities, shall be included among the securities covered by such registration.

(g)           Limitations. Anything in Section 2.1(a) to the contrary notwithstanding, the Company will not be required to effect a registration pursuant to this Section 2.1(a) (i) prior to 180 days following the effective date of the registration statement with respect to the Initial Public Offering, (ii) within 180 days after the effective date of the final prospectus for a previous registration pursuant to Section 2.1(a), or (iii) unless the Registrable Securities to be included in the registration have, in the good faith opinion of the Company, an aggregate fair market value of at least $5 million as of the time that a request for registration, pursuant to Section 2.1(a), is made.  In addition, subject to Section 2.1 (i), the Company will not be required to effect more than one registration under Section 2.1(a).

(h)           Company’s Right to Delay Registration.  Notwithstanding any other provision of this Agreement, if the Board of Directors of the Company determines in good faith that the filing or effectiveness of a registration statement in connection with any requested registration under Section 2.1(a) would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which the Company has then taken substantial steps, or would require disclosure of facts or circumstances, which disclosure would be reasonably likely to materially and adversely affect any material contemplated acquisition, divestiture, registered primary offering or other action as to which the Company has then taken substantial steps, then the Company may delay such registration for a period of up to 120 days so long as the Company is still pursuing the action that allowed such delay (it being agreed that the Company may not delay requested registrations pursuant to this Section 2.1(h) more than once during any period of 360 consecutive days).  If the Company postpones the filing or effectiveness of a registration statement pursuant to this Section 2.1(h), it shall promptly notify the Holders of Registrable Securities in writing when the events or circumstances permitting such postponement have ended.

(i)            Clean-Up Demand Registration.  If, after a registration in compliance with Section 2.1(a) has become effective, the Holders shall not have sold all of their Registrable Securities due to proration pursuant to Section 2.1(f), then the Requisite Holders shall be entitled to one additional request under Section 2.1(a) in which the Holders then holding Registrable Securities shall not be subject to proration with any other holders of securities of the Company entitled to participate in such registration; provided that such registration request complies with the requirements of Section 2.1(g).

2.2          Piggyback Registration.

(a)           Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-4 or Form S-8 or any successor or similar form and other than pursuant to Section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all Holders of its intention to do so, specifying the intended method of disposition thereof, and of such Holders’ rights under this Section 2.2.  Upon the written request of any such Holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders entitled to do so to request that such registration be effected as a registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.  No registration effected under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

(b)           Priority in Piggyback Registrations. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter or underwriters of such underwritten offering shall inform the Company and the Holders requesting such registration in writing that, in their opinion, the number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount which can be sold in (or during the time of) such offering a price reasonably acceptable to the Company (or, if such registration involves an offering of securities pursuant to a demand by such holders under rights of such holders similar to the rights granted to the Holders under Section 2.1 hereof, reasonably acceptable to the holders of such rights, as the case may be), then the Company will include in such registration, to the extent of the number or dollar amount which the Company is so advised can be sold in (or during the time of) such offering, (i) first, all securities proposed by the Company to be sold for its own account (or, if such registration involves an offering of securities proposed to be sold by holders of securities pursuant to as demand by such holders of securities pursuant to a demand by such holders under rights of such holders similar to the rights granted to the Holders under Section 2.1 hereof, all securities proposed to be sold by such holder, as the case may be), (ii) second, such Registrable Securities requested to be included in such registration pro rata on the basis of the percentage of the Registrable Securities of the Company held by each Holder that has requested that Registrable Securities be included in such registration, and (iii) third, all other securities of the Company requested to be included in such registration pro rata on the basis of the numbers of such securities so requested to be included.  In connection with any registration as to which the provisions of this Section 2.2(b) apply with the result that not all of the Registrable Securities requested to be included in such registration are included in such registration, then no securities other than securities referred to in clause “first”, above, or Registrable Securities shall be included in such registration.

(c)           Expenses. The Company will pay all Registration Expenses in connection with any registration pursuant to this Section 2.2 (whether or not such registration shall be effected).

2.3.         Registration Procedures.

(a)           If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as practicable:

(i)            (A) prepare and file with the SEC a registration statement on the appropriate form which includes such Registrable Securities, (B) promptly respond to all comments received with respect to such registration statement and make and file all amendments thereto deemed necessary by the Company’s legal counsel, and (C) thereafter use its reasonable efforts to cause such registration statement to become effective at the earliest practicable date;

(ii)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement accurate and effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of by the sellers thereof set forth in such registration statement or for the longer of (A) nine months or (B) if the Company is eligible to conduct a continuous secondary offering pursuant to Rule 415 under the Securities Act, two years;

(iii)          furnish to each such seller of Registrable Securities at least two Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and not file any such amendment or supplement to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(iv)          furnish to each seller of such Registrable Securities one copy of such registration statement and of each such amendment thereof and supplement thereto (in each case including all exhibits and documents filed therewith), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents as such seller may reasonably request;

(v)           use its reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request and to keep such registration or qualification in effect for so long as such registration statement remains in effect and do any and all other acts and things that may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (v), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(vi)          notify each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(vii)         if such registration statement relates to an underwritten offering, (A) enter into an underwriting agreement with the underwriters for such offering, in form and substance satisfactory to each seller of Registrable Securities and the underwriters and containing such representations and warranties by the Company and such other terms as are generally prevailing in underwriting agreements of the same type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.5, and (B) obtain and furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller, of the legal opinions and accountants’ comfort letters which are to be delivered to the underwriters;

(viii)        make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(ix)           promptly notify each seller whose Registrable Securities are covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(x)            otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi)           cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;

(xii)          use commercially reasonable efforts to cause its management to participate fully in the sale process relating to such offering, including the preparation of the applicable registration statement and the preparation and presentation of any “road shows,” whether domestic or international; and

(xiii)         take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of the Registrable Securities covered by such registration statement.

(b)           Required Information.  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the intended distribution of its securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the SEC in connection with such registration.

(c)           Discontinuance of Disposition of Registrable Securities.  Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (ix) of Section 2.3(a), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (ix) of Section 2.3(a) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

2.4          Withdrawal.  If any Holder participating in a registration hereunder disapproves of the terms of any offering, such Holder shall have the right, in its sole discretion, to withdraw such Holder’s Registrable Securities from such registration by giving written notice to the Company and the managing underwriter (if any).  If such registration was commenced pursuant to a request under Section 2.1(a) and if the Holders participating in such registration withdraw such number of Registrable Securities from the offering so as to decrease the amount of Registrable Securities included in the registration below the minimum threshold set forth in Section 2.1(g), then the Company shall permit, to the extent reasonably possible, other Holders to increase the amount of Registrable Securities they requested be to included in such registration; provided, however, if the aggregate amount of Registrable Securities to be included in such registration following all such increases is less than $4 million, the Company may withdraw the registration, and such registration shall nevertheless be counted, for purposes of Section 2.1(g), as a registration effected hereunder; provided further, however, that such registration shall not be so counted if the managing underwriter or underwriters advise the participating Holders that there has been a material change in market conditions, or the Company makes a public announcement that there has been a material change in the condition, business or prospects of the Company, which in either such case could reasonably be expected to materially and adversely affect the ability of the underwriters to complete the offering or materially and adversely affect the price at which the Registrable Securities may be sold.

2.5.         Indemnification.

(a)           Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, in the case of any registration statement filed pursuant to Section 2.1 or 2.2, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

(b)           Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller.

(c)           Notices of Claims; Indemnification Procedures.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 2.5(a) or 2.5(b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.5(a) or 2.5(b), as the case may be, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           Other Indemnification.   Indemnification similar to that specified in this Section 2.5 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

(e)           Indemnification Payments.  The indemnification required by this Section 2.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f)            Contribution.  If the indemnification provided for in this Section 2.5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’

relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.  In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(f) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 2.5(f).  No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

2.6.         Adjustments Affecting Registrable Securities.  The Company will not effect or permit to occur any combination or subdivision of shares which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities or the marketability of such Registrable Securities under any such registration.

2.7.         Holdback Agreements.

(a)           Holders’ Agreement.  If and to the extent requested by the managing underwriter in connection with any underwritten offering of Common Stock in which Holders of Registrable Securities have the right to participate under Section 2.1 or 2.2, each Holder participating in such underwritten offering shall agree in writing that such Holder will not, without the consent of the managing underwriter for such offering (except for shares included in such offering): (x) effect any public sale or distribution of any Common Stock, or any securities convertible into, or exercisable or exchangeable for, Common Stock for a period of 180 days after the effective date of the registration statement relating to the Initial Public Offering or 90 days after the date of the final prospectus included in the registration statement relating to, or the closing of, any other offering or (y) effect any other transfer of any of the foregoing during such 180- or 90-day period, as applicable, unless the transferee agrees in writing to be bound by the terms and conditions of this Section 2.7(a).

(b)           Company Agreement.  If and to the extent requested by the managing underwriter in connection with any underwritten offering at the request of the Holders pursuant to Section 2.1, the Company shall agree not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, for its own account, during the seven days prior to and for a period of 90 days following the date of the final prospectus included in the registration statement relating to, or the closing of, any offering (except as part of such underwritten registration or pursuant to a registration on Form S-4 or Form S-8).

2.8.         Limitation on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any Company security giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder, or which would reduce the amount of Registrable Securities the holders can include in any registration statement filed pursuant to Section 2.1 hereof, unless such rights are subordinate to those of the Holders.

3.             RULE 144.  If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and will take such further action as any Holder may reasonably request, all to the extent required from time to time, including the timely preparation and delivery of certificates representing Registrable Securities to be sold, to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 . Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.             AMENDMENTS AND WAIVERS.  This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of a majority of the Registrable Securities. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

5.             NOTICES.  Except as otherwise expressly provided herein, any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) three (3) Business Days after deposit in the United States mail, with proper postage prepaid, (ii) when sent after receipt of confirmation or answerback if sent by telecopy, other similar facsimile transmission or electronic mail, (iii) one (1) Business Day after deposited with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger, all of which shall be properly addressed to the party to be notified and sent to the address or number indicated as follows:

If to the Company, at:

Midland States Bancorp, Inc.

133 West Jefferson Avenue

Effingham, Illinois 62401

Attention:      Jeffrey G. Ludwig

Executive Vice President and Chief Financial Officer

Electronic Mail:  jludwig@midlandstatesbank.com

Telecopy:  (217) 342-9462

Confirmation:  (217) 342-7331

With a copy to:

Barack Ferrazzano Kirschbaum & Nagelberg, LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

Attention:  Dennis R. Wendte

Electronic Mail:  Dennis.Wendte@bfkn.com

Telecopy:  (312) 984-3150

Confirmation:  (312) 984-3188

If to Holders, at:

Richard E.  Workman 2001 Trust

5180 Vardon Drive

Windemere, Florida 34786

Attention:   Dr.  Richard Workman, Trustee

Electronic Mail: rworkman@heartlanddentalcare.com

Telecopy:  217-540-5629

Confirmation:  217-540-5100

With a copies to:

Travis Franklin

1200 Network Centre Drive

Suite 21

Effington, IL 62401

Electronic Mail:    tfranklin@heartlanddentalcare.com

Telecopy:  217-540-5629

Confirmation:  217-540-5155

Schiff Hardin, LLP

6600 Sears Tower

Chicago, IL 60606

Attention:  Robert R.  Pluth

Electronic Mail:    rpluth@schiffhardin.com

Telecopy:  (312) 258-5600

Confirmation:  (312) 258-5535

or to such other address or number as each party designates to the other in the manner herein prescribed.

6.             ASSIGNMENT.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.  The Initial Holder may assign, at any time, any or all of its rights hereunder with respect to any Registrable Securities held by the Initial Holder (but only with all related obligations) to an Affiliate, and any Holder (including the Initial Holder) may assign any or all of its rights hereunder (but only with all related obligations) to any Person or Persons to whom the Holder transfers or assigns (i) the Warrants, in whole or in part, in accordance with the terms and conditions thereof, (ii) any shares of Series C Preferred Stock or Series D Preferred Stock issued upon the exercise of the Warrants, or (iii) any shares of Common Stock issued upon the conversion of such Series C Preferred Stock or Series D Preferred Stock, with respect to any Registrable Securities acquired by such Person or Persons as a result of such transfer or assignment; provided that (i) the Company is, within thirty (30) Business Days after such transfer or assignment, furnished with written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned and (ii) each such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement through the execution and delivery of a joinder, substantially in the form of Exhibit A hereto.

7.             TERM.  This Agreement shall terminate on the earlier of: (i) April 1, 2016; and (ii) the date on which the no Holder owns any Registrable Securities; provided, that, the indemnification rights and obligations pursuant to Section 2.5, as well as the Company’s obligations to pay Registration Expenses pursuant to this Agreement, shall survive with respect to any registration statement in which any Registrable Securities of the Holders were included; and provided further, that the Company shall be obligated to comply with any request for registration of Registrable Securities received under Section 2.1(a) or 2.2(a) prior to such termination date, whether or not such registration has been completed by the date on which this Agreement terminates.

8.             DESCRIPTIVE HEADINGS; ADVICE OF COUNSEL; INTERPRETATION; TIME OF THE ESSENCE.   The descriptive headings of the several sections and paragraphs of this Agreement are inserted for references only and shall not limit or otherwise affect the meaning hereof.  Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, that such party has discussed this Agreement with its counsel and that any and all issues with respect to this Agreement have been resolved as set forth herein and therein.  No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.  Time is of the essence in the performance of this Agreement.

9.             SPECIFIC PERFORMANCE.  The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

10.          GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Illinois.

11.          CONSENT TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  THE COMPANY FURTHER

IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 5, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF REGISTRABLE SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.          COUNTERPARTS; ELECTRONIC SIGNATURES.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.  Delivery or an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.  SIGNATURES ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

MIDLAND STATES BANCORP, INC.

By:	/s/ Jeff Ludwig
Name:	Jeff Ludwig
Title:	Senior Vice President and Chief Financial Officer

RICHARD E. WORKMAN 2001 TRUST

By:	/s/ Richard E. Workman
Name: Richard E. Workman
Title: Trustee

Exhibit A

FORM OF JOINDER TO THE

REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) is made and entered into as of [                ], by and between Midland States Bancorp, a Delaware corporation (the “Company”), and [                ] (the “Holder”).  This Joinder joins the Holder to the Registration Rights Agreement (the “Agreement”), dated as of December 31, 2010, by and among the Company and the Initial Holder (as defined in the Agreement).  Capitalized terms used in this Joinder but not otherwise defined will have the meanings set forth in the Agreement.

WHEREAS, (i) the Holder has acquired, directly or indirectly, shares of Common Stock through the acquisition of Warrants, shares of Series C Preferred Stock or Series D Preferred Stock issued upon the exercise of the Warrants, or shares of Common Stock issued upon the conversion of such Series C Preferred Stock or Series D Preferred Stock (the “Purchased Shares”), (ii) the Company desires to grant to the Holder certain registration rights in accordance with the terms of the Agreement, and (iii) it is a condition to the transfer or grant of such rights to the Holder that the Holder agrees to be bound by the terms of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Joinder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.             Agreement to be Bound.  The Holder and the Company agree that upon execution of this Joinder, the Holder will become a party to the Agreement and will be fully bound by, and subject to all of the covenants, terms and conditions of the Agreement as though an original party to the Agreement, and the Purchased Shares will be deemed Registrable Securities for all purposes of the Agreement, subject to the terms and conditions contained in the Agreement.

2.             Successors and Assigns.  Except as otherwise provided in this Joinder, this Joinder will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holder and any subsequent Holders of the Purchased Shares and the respective successors and assigns of each of them, so long as they hold such shares.

3.             Counterparts.  This Joinder may be executed in multiple counterparts (including facsimile and electronic counterparts), each of which shall be deemed to be an original and shall be binding upon the party who executed the same, and all of which taken together shall constitute one and the same agreement.

4.             Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Joinder shall be governed by, and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

5.             Descriptive Headings.  The headings in this Joinder are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Joinder or any provision of this Joinder.

IN WITNESS WHEREOF, the parties to this Joinder have executed this Joinder as of the date first above written.

MIDLAND STATES BANCORP, INC.

By:
Its:

[HOLDER]